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                                                                    EXHIBIT 3.1


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        LATTICE SEMICONDUCTOR CORPORATION


         Lattice Semiconductor Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         1. The Corporation initially filed its Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware on the first day of March 1985;

         2. On July 2, 1987, the Corporation filed a voluntary Petition in Bankruptcy under Title 11, Chapter 11 of the United States Code;

         3. The Corporation's Plan of Reorganization, confirmed by the United States Bankruptcy Court for the District of Oregon on September 16, 1987 (the "Plan of Reorganization"), provided that all of the Corporation's issued and outstanding common and preferred stock at September 28, 1987 (the effective date under the Plan of Reorganization), namely 12,026,109 shares of common stock, 1,980,000 shares of Series A preferred stock, 1,738,531 shares of Series B preferred stock, 1,280,214 shares of Series C preferred stock, and 1,952,107 shares of Series D preferred stock, be cancelled;

         4. The Plan of Reorganization required amendment to the Certificate of Incorporation, which Certificate of Amendment of Certificate of Incorporation of Lattice Semiconductor Corporation was filed on November 13, 1987 pursuant to Section 303 of the General Corporation Law of the State of Delaware.

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         THEREFORE, pursuant to Section 245 of the General Corporation Law of the State of Delaware, the undersigned Corporation adopts the following Restated Certificate of Incorporation which shall supersede the original Certificate of Incorporation and all amendments thereto (including but not limited to all certificates or statements of designation of series of preferred stock) filed prior to the effective date of this Restated Certificate of Incorporation. The filing of the Restated Certificate of Incorporation was duly approved at a meeting of the shareholders of the Corporation held on May 16, 1988, in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation shall read as follows:

                                    ARTICLE I

         The name of the Corporation is: Lattice Semiconductor Corporation.

                                   ARTICLE II

         The registered office and place of business of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

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                                   ARTICLE III

         The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of all classes of stock that the Corporation shall have authority to issue is Forty Million (40,000,000) shares, par value One Cent ($.01) each, consisting of Thirty Million (30,000,000) shares of Common Stock, par value One Cent ($.01) each ("Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, par value One Cent ($.01) each ("Preferred Stock").

         (A) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation ("Board of Directors") is hereby expressly authorized by resolution or resolutions adopted from time to time: to divide the Preferred Stock into series; to designate any such series appropriately so as to distinguish the shares of a series from shares of all other series; to fix, determine or alter the voting and other powers, designations, preferences, and rights, and the qualifications, limitations and restrictions granted to or imposed upon any series of Preferred Stock to the fullest extent permitted by law; to fix the number of shares initially constituting any such series; and to increase or decrease the number of shares constituting any such series from time to time subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the

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number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Failure of the Board of Directors to specify the powers, rights and preferences in the resolution establishing any series of Preferred Stock shall be deemed a denial of any such powers, rights and preferences so omitted.

         Without limitation of the foregoing authority conferred upon the Board of Directors, there follows a statement of the powers, rights and preferences of the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock.

         I. SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK. There is hereby created two series of Preferred Stock of the Corporation, which shall be designated Series A Preferred Stock ("Series A Preferred") and Series B Preferred Stock ("Series B Preferred"), respectively. The Series A Preferred shall initially consist of 2,581,745 shares, and the Series B Preferred shall initially consist of 647,638 shares. The powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

         SECTION 1. DIVIDEND RIGHTS. The holders of the Series A Preferred and Series B Preferred shall be entitled to receive when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors in respect of such shares. No dividends or other distributions (other than pro rata dividends or distributions payable solely in Common Stock) shall be paid with respect to Common Stock or with respect to any other class or series of Preferred Stock unless an equal dividend or distribution (on a Common Stock equivalent basis) shall have been paid or declared and set apart for payment to holders of Series A Preferred and Series B Preferred.

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         SECTION 2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred and Series B Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or stock of any other class or series ranking junior as to the assets in liquidation to the Series A Preferred or Series B Preferred, an amount equal to One Dollar ($1.00) per share of Series A Preferred and Twelve Dollars ($12.00) per share of Series B Preferred, respectively (as adjusted to reflect stock splits, combinations, etc.), plus in each case an amount equal to any declared but unpaid dividends on such share of Preferred Stock, and no more. If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Corporation's Series A Preferred and Series B Preferred the full amounts to which they respectively shall be entitled, the holders of the Series B Preferred shall have priority over the holders of the Series A Preferred with respect to any distribution of assets until the holders of the Series B Preferred shall have received the full amounts to which they shall be entitled. If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series B Preferred the full amount to which they shall be entitled, the holders of the Series B Preferred shall share ratably in any distribution of assets available for the holders of Series B Preferred according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders

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of the Corporation's Series A Preferred the full amounts to which they shall be entitled, the holders of Series A Preferred shall share ratably in any distribution of assets available for holders of Series A Preferred according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares ware paid in full.

         SECTION 3. CONVERSION. The holders of Series A Preferred Stock and Series B Preferred shall have conversion rights as follows (the "Conversion Rights").

         (a) RIGHT TO CONVERT.

                  (i) OPTIONAL CONVERSION. Each share of the Series A Preferred and Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion for such series of Preferred Stock. The conversion rate at which shares of Common Stock shall be delivered upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Rate") shall initially be: (x) for the Series A Preferred, one (1) share of Common Stock with respect to each share of Series A Preferred and (y) for the series B Preferred, one (1) share of Common Stock with respect to each share of Series B Preferred. Such initial Conversion Rate with respect to each such series of Preferred Stock shall be subject to adjustment as set forth in Section 3(c) of this Article IV(A)(I).

                  (ii) AUTOMATIC CONVERSION. Each share of the Series A Preferred and Series B Preferred shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the consummation of the

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Corporation's sale of its Common Stock in a bona fide, firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters' commissions and offering expenses) to the Corporation of $5,000,000 or more.

                  (iii) PROCEDURES FOR AUTOMATIC CONVERSION. Upon the occurrence of an event specified in Section 3(a)(ii) of this Article IV(A)(I), the outstanding shares of the Series A Preferred and Series B Preferred to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series A Preferred and Series B Preferred, the holders of such Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

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         (b) MECHANICS OF OPTIONAL CONVERSION. Before any holder of Series A
Preferred or Series B Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a)(i) of this Article IV(A)(I), he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred or Series B Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred or Series B Preferred to be converted, and the person or person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

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         (c) CONVERSION RATE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Rate
of the Series A Preferred and Series B Preferred shall be subject to adjustment from time to time as follows:

                  (i) ADJUSTMENTS TO SERIES B PREFERRED FOR SALE OF ADDITIONAL STOCK. (A) If at any time subsequent to the initial issuance of Series B Preferred, the Corporation issues or sells shares of Additional Stock (as defined below) that is convertible into Common Stock for an Effective Price (as defined below) less than $4.00 per share (as adjusted to reflect stock splits, combinations, etc.), then the Conversion Rate for such Series B Preferred in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be increased so as to entitle each holder of Series B Preferred Stock to receive on conversion of such shares that number of shares of Common Stock required to preserve the percentage interest of the Corporation's Common Stock (on an as-converted basis) that such share would have held had shares been issued for the same aggregate consideration but at an Effective Price of $4.00 per share, such adjustment to be made in accordance with the following formula:

                  (AB)  (D+C - AB)
                   ---   --------
         X =      (D+F) (1 - AB
                             ---
                             D+F
                   --------------
                         A

where

X = Series B Conversion Rate, as adjusted.
A = Number of Shares of Series B Preferred outstanding.
B = Series B Conversion Rate in effect immediately prior to adjustment.
C = Number of shares of Additional Stock issued, on an as-converted basis.
D = Total shares of Common Stock outstanding immediately prior to issuance of Additional Stock (assuming conversion of all outstanding securities convertible into Common Stock).

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E = The aggregate consideration paid for the Additional Stock for which the adjustment is being made.
F = E divided by 4 (the result being the number of as-converted shares of Common Stock that would have been issued had the Additional Stock been sold at an Effective Price of $4 per share.)

                  (B) No adjustment of the Conversion Rate for the Series A Preferred or Series B Preferred shall be made in an amount less than 1 percent (.01), provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment.

                  (C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

         (ii) ADDITIONAL STOCK. "Additional Stock" shall mean any shares of Preferred Stock (including but not limited to Preferred Stock issued upon conversion of debt that is by its terms convertible into Preferred Stock) issued by the Corporation at any time after the initial issuance of the Series A Preferred or Series B Preferred, other than

                  (A) Up to 436,837 shares of Preferred Stock subject to warrants to purchase Preferred Stock issued pursuant to the Plan of Reorganization of the Corporation pursuant to

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Title 11, Chapter 11 of the United States Code, as confirmed by the United
States Bankruptcy Court for the District of Oregon on September 16, 1987 (the "Plan"),

                  (B) Up to 131,979 shares of Preferred Stock issued to National Semiconductor Corp. pursuant to the Plan,

                  (C) Up to 35,380 shares of Preferred Stock issued to VLSI Technology, Inc. pursuant to the Plan,

                  (D) Shares of Preferred Stock issued in the first round of equity financing subsequent to September 16, 1987, as approved by the resolution of the Corporation's Board of Directors, which financing shall be designated by the Board of Directors as other than "Additional Stock" pursuant to this Section 3(c)(ii)(D) of this Article IV(A)(I), and

                  (E) Such additional Preferred Stock, including any Preferrred Stock subject to warrants and options, the issuance of which at an Effective Price below $4.00 per share is approved by the holders of a majority of the Series B Preferred Stock then outstanding, in each case appropriately adjusted for any stock dividend, stock split or other like change.

         The "Effective Price" for any shares of Additional Stock shall mean the quotient determined by dividing the total number of shares of such Additional Stock then issued or sold, into the aggregate consideration received, or deemed to have been received in exchange for such shares by the Corporation under
Section 3(c)(i) of this Article IV(A)(I).

         (iii) ADJUSTMENTS FOR STOCK SPLITS AND DIVIDENDS. In the event the Corporation should at any time or from time to time after the initial issuance of Series A Preferred and Series B Preferred fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities

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or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Rate of the Series A Preferred and Series B Preferred shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in outstanding shares.

         (iv) ADJUSTMENTS FOR CONTRIBUTIONS. If the number of shares of Common Stock outstanding at any time after the initial issuance of Series A Preferred and Series B Preferred is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Rate for the Series A Preferred and Series B Preferred shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

         (v) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred and Series B Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as

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determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of such Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Rate of the Series A Preferred and Series B Preferred) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred or Series B Preferred.

         (d) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding regular cash dividends) or options or rights not referred to in Section 3(c)(iii) of this
Article IV(A)(I), then, in each such case for the purpose of this sentence, the holders of the Series A Preferred and Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred or Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         (e) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section
3), provision shall be made so that the holders of the Series A Preferred and Series B Preferred shall thereafter be entitled to receive upon conversion of such series of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case,

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appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred and Series B Preferred after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the respective Conversion Rates then in effect and the number of shares of Common Stock to which holders are entitled upon conversion of the Series A Preferred and Series B Preferred) shall be applicable after that event on as nearly equivalent terms as may be practicable.

         (f) NO IMPAIRMENT. The Corporation will not, by amendment of this Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders the Series A Preferred and Series B Preferred against impairment.

         (g) FRACTIONAL SHARES; CERTIFICATE AS TO ADJUSTMENTS.

                  (i) No fractional shares shall be issued upon conversion of the Series A Preferred or Series B Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred and Series B Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                 (ii) Upon the occurrence of each adjustment or readjustment of a Conversion Rate of Series A Preferred or Series B Preferred pursuant to this Section 3, the Corporation shall

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promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of a holder of Series A Preferred or Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Rate at the time in effect with respect to such series, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

         (h) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class or series who are entitled to receive any dividend (other than a regular cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred or Series B Preferred, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred and Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred and Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred and Series B Preferred, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         (j) NOTICES. Any notice required by the provisions of this Section 3 to be given to the holder of shares of Series A Preferred or Series B Preferred shall be deemed given when personally delivered to such holder or two business days after the same has been deposited in the United States mail, return receipt requested, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

         (k) TAXES. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred or Series B Preferred.

         SECTION 4. VOTING RIGHTS. The Corporation shall not issue any share of any class of nonvoting equity securities. The holders of Series A Preferred and Series B Preferred shall be entitled to notice of any stockholders meeting and to vote upon the election of directors or upon any matter submitted to a stockholder for a vote. Each holder of Series A Preferred or Series B Preferred issued and outstanding shall have that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series A Preferred and Series B Preferred could be converted and shall vote as one class with holders of the Common Stock upon any matter submitted to a vote of stockholders except as otherwise required by law.

         II. SERIES D PREFERRED STOCK. There is hereby created a third series of Preferred Stock of the Corporation, which shall be designated Series D Preferred Stock (hereinafter called the

"Series D Preferred") and shall consist of 1,250,000 shares. The powers, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions of shares of such series shall be as follows:

         SECTION 1. DIVIDEND RIGHTS. The holders of the Series D Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors in respect of such shares. The Corporation shall not at any time declare or pay any dividend on shares of Common Stock unless dividends shall simultaneously be declared and paid on each outstanding share of the Series D Preferred in an amount equal to the dividend per share then being declared or paid on Common Stock multiplied by the Series D Conversion Rate (as hereafter defined) then in effect.

         SECTION 2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series D Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or stock of any other class or series ranking junior as to the assets in liquidation to the Series D Preferred, an amount equal to Two Dollars ($2.00) per share of Series D Preferred (as adjusted to reflect stock splits, combinations, etc.) plus in each case an amount equal to any declared but unpaid dividends on such share of Series D Preferred, and no more. If upon liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Corporation's Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Series D Preferred shall have priority over the holders of the Series A Preferred

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and Series B Preferred with respect to any distribution of assets until the holders of the Series D Preferred shall have received the full amounts to which they shall be entitled, and the holders of the Series D Preferred shall be entitled to equal priority with the holders of all other Preferred Stock not expressly made junior to the Series D Preferred on liquidation. If upon liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Corporation's Series D Preferred and the holders of any other Preferred Stock that is of equal priority on liquidation with the Series D Preferred the full amount to which they shall be entitled, the holders of the Corporation's Series D Preferred shall share ratably in any distribution of assets available for the holders of Series D Preferred and the holders of any other Preferred Stock that is of equal priority on liquidation with the Series D Preferred according to the respective amounts that would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         SECTION 3. CONVERSION. The holders of Series D Preferred shall have conversion rights as follows:

         (a) RIGHT TO CONVERT.

                  (i) OPTIONAL CONVERSION. Each share of the Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by the Series D Conversion Rate, determined as hereinafter provided, in effect at the time of conversion for such Series D Preferred. The conversion rate at which shares of Common Stock shall be delivered upon conversion without the payment of any additional consideration by the holder thereof (the "Series D Conversion Rate") shall initially be one (1) share of Common Stock with respect to each share of Series D Preferred. Such initial Series D Conversion Rate with respect to the Series D Preferred shall be subject to adjustment as set forth in Section 3(c) of this Article IV(A)(II).

                  (ii) AUTOMATIC CONVERSION. Each share of the Series D Preferred shall automatically be converted into shares of Common Stock at the Series D Conversion Rate at the time in effect for such Series D Preferred immediately upon the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that results in aggregate cash proceeds (before underwriters' commissions and offering expenses) to the Corporation of $5,000,000 or more.

                  (iii) PROCEDURES FOR AUTOMATIC CONVERSION. Upon the occurrence of an event specified in Section 3(a)(ii) of this Article IV(A)II, the outstanding shares of the Series D Preferred to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series D Preferred being converted are delivered to either the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series D Preferred, the holders of such Series D Preferred shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series D Preferred surrendered were convertible on the date on which such automatic conversion occurred.

         (b) MECHANICS OF OPTIONAL CONVERSION. Before any holder of Series D Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a)(i) of this Article IV(A)(II), he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred to be converted, and the person or person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering the Series D Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series D Preferred shall not be deemed to have converted such Series D Preferred until immediately prior to the closing of such sale of securities.

         (c) CONVERSION RATE ADJUSTMENTS OF SERIES D PREFERRED. The Series D Conversion Rate shall be subject to adjustment from time to time as follows:

                  (i) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case the Corporation shall

                           (A) take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

                           (B) subdivide its outstanding shares of Common
Stock into a larger number of shares of Common Stock, or

                           (C) combine its outstanding shares of Common Stock
into a smaller number of shares of Common Stock,

then the per share Series D Conversion Rate shall be adjusted to that rate determined by multiplying the per share Series D Conversion Rate in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Corporation immediately after such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Corporation immediately prior to such event. In the event that the dividend or distribution referenced in subsection 3(c)(i)(A) of this Article IV(A)(II) is lawfully abandoned, the Series D Conversion Rate shall be appropriately readjusted.

                  (ii) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Corporation shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration that is either (a) less than the Current Market Price, or (b) less than the Conversion Price, then the Series D Conversion Rate in effect immediately prior to such event shall be adjusted upon each such issuance in accordance with the following formula:

                           (A) If issued for a consideration per share less than
the Current Market Price per share of Common Stock:

                  C' = C   X     O + N
                              ----------
                               O + N(P)
                                   ----
                                     M
where:

         C' = the adjusted Series D Conversion Rate.
         C = the current Series D Conversion Rate.
         O = the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock. N = the number of Additional Shares of Common Stock to be issued.
         P = the price per share of the Additional Shares of Common Stock.
         M = the Current Market Price per share of Common Stock.

For the purposes of this Section 3(c)(ii), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of (a) the date on which the consideration per share to be received pursuant to the terms of a firm contract entered into by the Corporation for the issuance of Additional Shares of Common Stock becomes determinable, or (b) the date of actual issuance of such Additional Shares of Common Stock.

                           (B) If issued for a consideration per share less
than the Conversion Price:

                                                   C' = C  X   O + N
                                                             ---------
                                                              O + N(P)
                                                                  ----
                                                                   P'
where:

         C' = the adjusted Series D Conversion Rate.
         C = the current Series D Conversion Rate.
         O = the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock. N = the number of Additional Shares of Common Stock to be issued.
         P = the price per share of the Additional Shares of Common Stock. P'= the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock.

If such Additional Shares of Common Stock shall be issued at a price per share less than both the Conversion Price and the Current Market Price per share of Common Stock, the Series D Conversion Rate shall be adjusted in that manner which will result in the greatest increase of the Series D Conversion Rate.

         For purposes of this Section 3(c)(ii), the number of shares of Common Stock outstanding shall be deemed to include the maximum number of Additional Shares of Common Stock issuable pursuant to all outstanding warrants or other rights or necessary to effect the conversion or exchange of all such outstanding Convertible Securities of the Corporation. All such warrants, other rights or Convertible Securities shall be deemed to have been issued as of the earlier of
(x) the date on which the Corporation shall enter a firm contract or commitment for the issuance of such warrants, other rights or Convertible Securities or (y) the date of actual issuance of such warrants, other rights or Convertible Securities.

         The provisions of this Section 3(c)(ii) shall not apply to any Additional Shares of Common Stock that are (a) issued pursuant to a written consent of a majority of the holders of the Series D Preferred to the effect that such shares shall not be subject to the antidilution provisions of Section 3(c)(ii), or (b) distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided under Section 3(c)(i) above. No adjustment of the per share Series D Conversion Rate shall be made under this
Section 3(c)(ii) upon the issuance of any Additional Shares of Common Stock that are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 3(c)(iii) below.

         (iii) ISSUANCE OF WARRANTS, OTHER RIGHTS OR CONVERTIBLE SECURITIES. In case the Corporation shall issue any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or issue Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price or less than the Conversion Price, then the per share Series D Conversion Rate shall be adjusted in accordance with the following formula:

                           (A) If issuable for a consideration per share less
than the Current Market Price per share of Common Stock:

                                      C' = C   X   O + N
                                                 ---------
                                                  O + N(P)
                                                      ----
                                                       M

where:

         C' = the adjusted Series D Conversion Rate.
         C  = the current Series D Conversion Rate.
         O = the number of shares of Common Stock outstanding immediately prior to the issuance of such warrants, other rights or Convertible Securities.
         N = the maximum number of Additional Shares of Common Stock issuable pursuant to such warrants or other rights or pursuant to the terms of the Convertible Securities then being issued.
         P  = the offering price per share of the Additional Shares of Common
              Stock (which shall be deemed to be the minimum consideration per share received or receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities).
         M  = the Current Market Price per share of Common Stock.

                           (B) If issuable for a consideration per share less than the Conversion Price then in effect:

                                      C' = C   X    O + N
                                                  --------
                                                  O + N(P)
                                                      ----
                                                       P'
where:

         C' = the adjusted Series D Conversion Rate.
         C  = the current Series D Conversion Rate.
         O = the number of shares of Common stock outstanding immediately prior to the issuance of such warrants, other rights or Convertible Securities.

         N = the number of Additional Shares of Common Stock issuable pursuant to such warrants or other rights or pursuant to the terms of the Convertible Securities then being issued.
         P  = the offering price per share of the Additional Shares of Common
              Stock (which shall be deemed to be the minimum consideration per share received or receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities).
         P' = the Conversion Price in effect immediately prior to the issuance of such warrants, other rights or Convertible Securities.

         For purposes of this Section 3(c)(iii), the number of shares of Common Stock outstanding shall be deemed to include the maximum number of Additional Shares of Common Stock issuable pursuant to all outstanding warrants or other rights or necessary to effect the conversion or exchange of all such outstanding Convertible Securities of the Corporation. All such warrants, other rights or Convertible Securities shall be deemed to have been issued as of, and the date as of which the Current Market Price per share of Common Stock shall be computed shall be, the earlier of (x) the date on which the Corporation shall enter a firm contract or commitment for the issuance of such warrants, other rights or Convertible Securities or (y) the date of actual issuance of such warrants, other rights or Convertible Securities.

         No adjustment of the per share Series D Conversion Rate shall be made under this Section 3(c)(iii) upon the issuance of any Convertible Securities that are issued (a) pursuant to a written consent of a majority of the holders of the Series D Preferred to the effect that such shares shall not be subject to the antidilution provisions of this Section 3(c)(iii), or (b) pursuant to the exercise of any warrants or other subscription or purchase rights therefor if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to said paragraph.

         (iv) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments to the Series D Conversion Rate hereinbefore provided in this Section 3(c):

                  (A) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting thereof or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights, plus the additional consideration payable to the Corporation upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (B) READJUSTMENT OF SERIES D CONVERSION RATE. Upon expiration of the right of conversion or exchange of any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon any increase in the minimum consideration receivable by the Corporation for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the Series D Conversion Rate shall forthwith be readjusted and thereafter be the rate that it would have been (but reflecting any other adjustments in the Conversion Rate made pursuant to the provisions of this Section 3(c) after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the Series D Conversion Rate made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional
Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common
Stock actually so issued or the number thereof issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received or such increased minimum consideration receivable by the Corporation (computed as in Section
3(c)(iv)(A) of this Article IV(A)(II)) shall be deemed to have been received by the Corporation.

         (v) EXTRAORDINARY DIVIDENDS. In case the Corporation shall declare, to the extent permitted by Section 4 hereof, a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 3(c)(i) or a dividend payable in warrants, rights or Convertible Securities referred to in Section 3(c)(iii) of this Article IV(A)(II)) payable otherwise than out of earnings or surplus (other than revaluation surplus or paid-in surplus), the Corporation shall simultaneously declare a dividend, in cash, upon the Series D Preferred equal to, in the case of a cash dividend, the amount of the per share dividend declared upon the Common Stock times the Series D Conversion Rate then in effect and, in the case of a dividend payable other than in cash, the fair value of such dividend declared upon the Common Stock as determined by the Board of Directors of the Corporation. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earnings or surplus (other than revaluation surplus or paid-in surplus) only to the extent that such surplus or earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Corporation.

         (vi) MINIMUM ADJUSTMENT. Except as hereinafter provided, no adjustment of the Series D Conversion Rate hereunder shall be made if such adjustment results in a change of the Series D Conversion Rate then in effect of less than 1 percent thereof. Any adjustment of less than 1 percent of any Series D Conversion Rate shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, together with adjustment or adjustments so carried forward, amounts to 1 percent of the Series D Conversion Rate then in effect or more. However, upon the conversion of any share of the Series D Preferred, the Corporation shall make all necessary adjustments not theretofore made to the Series D Conversion Rate up to and including the date upon which the conversion is exercised.

         (vii) NOTICE OF ADJUSTMENTS. Whenever the Series D Conversion Rate shall be adjusted pursuant to this Section 3(c), the Corporation shall promptly make a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the adjusted Series D Conversion Rate, and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder) and shall promptly cause copies of such certificate to be mailed (by first-class mail postage prepaid) to each of the holders of the Series D Preferred.

         (d) MERGERS, CONSOLIDATIONS, SALES. In the case of any consolidation or merger of the Corporation with another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Corporation (except a split-up or combination, provision for which is made in Section 3(c)(i) of this Article IV(A)(II)), then, as a condition of such consolidation, merger, reorganization or reclassification, lawful and adequate provision shall be made whereby the holders of the Series
D Preferred shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series D Preferred to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Series D Conversion Rate) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of such Series D Preferred.

         (e) DISSOLUTION OR LIQUIDATION. In the event of any proposed distribution of the assets of the Corporation in dissolution or liquidation (except under circumstances when the foregoing Section 3(d) shall be applicable), the Corporation shall mail notice thereof to the holders of the Series D Preferred and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice, and in any such case, the holders of the Series D Preferred may exercise the conversion rights with respect to the Series D Preferred within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

         (f) NO IMPAIRMENT. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred against impairment.

         (g) FULLY PAID STOCK; TAXES. The shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Corporation shall pay when due and payable any and all federal and state taxes (other than income taxes) that may be payable in respect of the Series D Preferred or any Common Stock or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder of the Series D Preferred converted, and any such tax shall be paid by such holder at the time of presentation.

         (h) CLOSING OF TRANSFER BOOKS. The right to convert any of the Series D Preferred shall not be suspended during any period while the stock transfer books of the Corporation for its Common Stock may be closed. The Corporation shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Corporation may postpone the delivery of the certificates for such Common

Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof or as soon as practicable thereafter.

         (i) RESERVATION OF COMMON STOCK. The Corporation will at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the conversion of the Series D Preferred as herein provided for, as shall then be issuable upon the conversion of all outstanding shares of Series D Preferred, and such shares of Common Stock shall at no time have a par value that is in excess of the Conversion Price then in effect.

         (j) DEFINITIONS. In addition to the terms defined elsewhere in this
Section 3 of Article IV(A)(II), the following terms have the following respective meanings:

         The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation on and after January 1, 1988, except:

                  (i) Common Stock issued upon conversion of the Series A Preferred, Series B Preferred or Series D Preferred, or on conversion of stock that is excluded from the definition of "Additional Shares of Common Stock";

                  (ii) Warrants to purchase 18,000 shares of Series A Preferred issued to partners of Lease for Lattice Partners and the shares to be issued on exercise of such warrants;

                  (iii) 368,937 shares of Series A Preferred to be issued to Louisiana Pacific Corporation on exercise of a warrant;

                  (iv) Up to 35,380 shares of Preferred Stock to be issued to VLSI Technology, Inc.

                  (v) Shares of Preferred Stock to be issued to National Semiconductor Corp. pursuant to its 1987 agreement with the Corporation;

                  (vi) 557,740 shares of Common Stock issued to employees of the Corporation pursuant to the Plan of Reorganization of the Corporation Pursuant to Title 11, Chapter 11 of the United States Code, as confirmed by the United States Bankruptcy Court for the District of Oregon on September 26, 1987 (the "Plan");

                  (vii) 155,000 shares of Common Stock issued to directors of the Corporation;

                  (viii) Options to purchase 500,000 shares of Common Stock and the shares of common stock issued on exercise thereof pursuant to an employee stock option plan approved by the Board of Directors of the Corporation;

                  (ix) All shares of Common Stock, Series A Preferred and Series B Preferred issued to creditors who have claims against the Corporation under the Plan in satisfaction or settlement of such claims;

                  (x) 40,000 shares of Common Stock issued to Alioto & Alioto.

         The term "Conversion Price" shall mean the price equal to $2 divided by the Conversion Rate in effect at the date of determination thereof.

         The term "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         The term "Current Market Price" per share of Common Stock for the purposes of any provision of this Section 3 of Article IV(A)(2) at the date of determination thereof, shall be deemed to be an amount equal to 95 percent of the average of the daily market prices for the period of 10 consecutive business days ending 5 business days prior to the date of issuance of warrants or other rights or Convertible Securities referred to in said Section 3(c)(iii) of this

Article IV(A)(II). The market price for each such business day shall be the last sale price on such day on the New York Stock Exchange, or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation system, or, if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Corporation or, if there is no such system, as determined by resolution of the Board of Directors of the Corporation in good faith, provided that if such valuation by the Board of Directors is contested by a majority of the holders of the Series D Preferred within 20 days after receipt of written notice of the adoption of such resolution, then as determined by any member of the National Association of Securities Dealers, Inc. selected by the Corporation.

         SECTION 4. RESTRICTIONS ON CORPORATE ACTION. So long as any shares of the Series D Preferred shall be outstanding and, in addition to any other approvals or consents required by law, without the consent of the holders of at least two-thirds of the shares of Series D Preferred at the time outstanding as of a record date fixed by the Board of Directors, given either by their affirmative vote at a special meeting called for that purpose or, if permitted by law, in writing, without a meeting, the Corporation shall not:

                  (a) Notwithstanding anything in Section 3 of Article IV(A)(II) to the contrary, declare or pay a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 3(c)(i) thereof or dividend payable in warrants, rights or Convertible Securities referred to in Section 3(c)(iii) thereof) payable otherwise than out of earnings or surplus (other than revaluation surplus or paid-in surplus); or

                  (b) Alter or change the specific rights, preferences, or privileges of its Preferred Stock so as to have an adverse effect on the Series D Preferred; or

                  (c) Increase the authorized number of shares of its Preferred Stock; or

                  (d) Create any new class or series of shares having preferences over the Series D Preferred as to dividend, liquidation, redemption, sinking fund, or assets, including, without limitation, any class or series of stock that:

                           (i)  Could be redeemed in whole or in part at a
price per share greater than the sum of twice the consideration per share received by the Corporation therefor plus any accrued and unpaid dividends thereon or would be entitled to payment of any redemption price prior to the holders of the Series D Preferred;

                           (ii) Would be entitled upon liquidation to receive
any amount per share in excess of the sum of the consideration per share received by the corporation therefor plus any accrued and unpaid dividends thereon or would be entitled to receive any liquidating distribution prior to the holders of the Series D Preferred;

                           (iii) Would be entitled to payment of any dividend
or distribution prior to the holders of the Series D Preferred or would be entitled to any dividend or distribution other than the right to receive a dividend or distribution at the same time as any dividend or distribution is paid with respect to the Series D Preferred or Common Stock and in an amount that is not greater than the equivalent dividend or distribution paid with respect to the Series D Preferred, such equivalence to be determined (A) if said class or series of stock is convertible into Common Stock, based upon a rate per share calculated using the respective number of shares of Common Stock into which a share of said series or class of stock and a share of Series D Preferred may be converted or (B) if said class or series of stock is not so convertible, based upon the rate of such dividend or distribution as a percentage of the consideration received by the Corporation for said series or class of stock and the Series D Preferred, respectively; or

                           (iv) Would be convertible into or exchangeable for
or carry any option or right to acquire a class or series of stock described in clause (i), (ii) or (iii) above; or

                  (e) Merge or consolidate with or into any other corporation, except into or with a wholly owned subsidiary corporation with the requisite shareholder approval and except any merger or consolidation in which the corporation is a surviving corporation and the rights, preferences, privileges and restrictions of the Series D Preferred remain unchanged; or

                  (f) Sell, convey, or otherwise dispose of all or substantially all of the property or business of the Corporation; or

                  (g) Declare, pay or obligate itself to pay any dividend or make any other distributions (including payments upon redemption or repurchase) relative to any shares of its Common Stock or any other class or series of its capital stock other than the Series D Preferred except as permitted under
Section 1 of this Article IV(A)(II) above.

         SECTION 5. VOTING RIGHTS. The Corporation shall not issue any share of any class of nonvoting equity securities. The holders of Series D Preferred shall be entitled to notice of any stockholders meeting and to vote upon the election of directors or upon any matter submitted to a stockholder for a vote. Each holder of Series D Preferred issued and outstanding shall have that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series D Preferred could be converted and shall vote as one class with holders of the Common Stock upon any matter submitted to a vote of stockholders except as otherwise required by law.

         II.     COMMON STOCK.

         Subject to all of the rights and preferences of the Preferred Stock, the Common Stock shall have the following rights and limitations:

         SECTION 1. DIVIDEND RIGHTS. The holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. No dividend or other distribution (other than pro rata dividends or distributions payable solely in Common Stock) shall be paid at any time at which the total assets of the Corporation would be less than the sum of its total liabilities, plus that amount that would be needed if the Corporation were to be dissolved at the time of the dividend or distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         SECTION 2. LIQUIDATION RIGHTS. After the payment or distribution to the holders of the Preferred Stock of their full preferential amounts has been made, all of the remaining assets of the Corporation available for distribution to its stockholders shall be distributed ratably to the holders of the outstanding Common Stock.

         SECTION 3. VOTING RIGHTS. Holders of Common Stock shall be entitled to one vote per share on any matter submitted to the stockholders of the Corporation.

                                    ARTICLE V

         After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

                                   ARTICLE VI

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director; provided that this Article VI shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Delaware General Corporation Law. No amendment to the Delaware General Corporation Law that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

         In Witness Whereof, said Lattice Semiconductor Corporation has caused this Restated Certificate of Incorporation to be signed by C. Norman Winningstad, its Chairman and Chief Executive Officer, and attested by Raymond
P. Capece, its Secretary, this 20th day of May, 1988.


                                      Lattice Semiconductor Corporation

                                      By /s/ C. NORMAN WINNINGSTAD
                                         -------------------------

                                          C. Norman Winningstad
                                          Chairman and Chief Executive Officer

Attest:

By /s/ RAYMOND P. CAPECE
   ---------------------
    Raymond P. Capece
    Secretary

      CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SERIES E PREFERRED
                   STOCK OF LATTICE SEMICONDUCTOR CORPORATION

                   ------------------------------------------

       PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW OF THE
                              STATE OF DELAWARE

         We, C. Norman Winningstad, Chairman and Chief Executive Officer, and Raymond P. Capece, Secretary of Lattice Semiconductor Corporation, a corporation organized and existing under the laws of the State of Delaware, do hereby certify, under the seal of said corporation, as follows:

         First: That pursuant to the provisions of the Certificate of Incorporation of said corporation, as amended, the Board of Directors of said corporation did adopt a resolution creating a series of Preferred Stock to be designated "Series E Preferred Stock," and that the number of shares of stock of such series authorized to be issued under said resolution is 1,250,000 shares.

         Second: That said resolution was duly adopted by said Board of Directors at a meeting properly held and at which a quorum was present on the 16th day of May, 1988.

         Third: That the resolution creating said series of Preferred Stock duly adopted by the Board of Directors as stated above reads as follows, to wit:

         "WHEREAS, the Certificate of Incorporation of this corporation, as amended, authorized the issuance of Preferred Stock ($.01 par value) of this corporation in series from time to time with such voting and other powers, designations, preferences, and rights and with the qualifications, limitations and restrictions granted to or imposed upon any series of Preferred Stock as shall be stated and expressed in a resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors of this corporation; and

         "WHEREAS, it is desired to create an additional series of Preferred Stock in accordance with the provisions of the Certificate of Incorporation of this corporation, as amended, and pursuant to the authority therein contained to designate such series and to fix the terms thereof;

         "NOW, THEREFORE, Be it and it is hereby resolved by the Board of Directors of Lattice Semiconductor Corporation, a Delaware corporation (hereinafter in these resolutions referred to as the 'Corporation'), as follows, to wit:

         "There is hereby created a new series of Preferred Stock of the Corporation, which shall be designated Series E Preferred Stock (hereinafter called the 'Series E Preferred') and shall consist of 1,250,000 shares. The powers, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions of shares of such series shall be as follows:

"SECTION 1. DIVIDEND RIGHTS. The holders of the Series E Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors in respect of such shares. The Corporation shall not at any time declare or pay any dividend on shares of Common Stock unless dividends shall simultaneously be declared and paid on each outstanding share of the Series E Preferred in an amount equal to the dividend per share then being declared or paid on Common Stock multiplied by the Series E Conversion Rate then in effect.

"SECTION 2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series E Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or stock of any other class or series ranking junior as to the assets in liquidation to the Series E Preferred, an amount equal to Four Dollars ($4.00) per share of Series E Preferred (as adjusted to reflect stock splits, combinations, etc.) plus in each case an amount equal to any declared but unpaid dividends on such share of Series E Preferred, and no more. If upon liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Corporation's Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Series D Preferred Stock ("Series D Preferred") and of the Series E Preferred shall have priority over the holders of the Series A Preferred Stock ("Series A Preferred") and Series B Preferred Stock ("Series B Preferred") with respect to any distribution of assets until the holders of the Series D Preferred and of the Series E Preferred shall have received the full amounts to which they shall be entitled, and the holders of the Series E Preferred shall be entitled to equal priority with the holders of all other Preferred Stock not expressly made junior to the Series D Preferred and of the Series E Preferred on liquidation. If upon liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Corporation's Series D Preferred and of the Series E Preferred and the holders of any other Preferred Stock that is of equal priority on liquidation with the Series D Preferred and the Series E Preferred the full amount to which they shall be entitled, the holders of the Corporation's Series E Preferred shall share ratably in any distribution of assets available for the holders of Series D Preferred and of the Series E Preferred and the holders of any other Preferred Stock that is of equal priority on liquidation with the Series D Preferred and the Series E Preferred according to the respective amounts that would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

"SECTION 3.       CONVERSION.  The holders of Series E Preferred shall have
conversion rights as follows:

         "(a)     RIGHT TO CONVERT.

                  "(i) OPTIONAL CONVERSION. Each share of the Series E Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by the Series E Conversion Rate, determined as hereinafter provided, in effect at the time of conversion for such Series E Preferred. The conversion rate at which shares of Common Stock shall be delivered upon conversion without the payment of any additional consideration by the holder thereof (the 'Series E Conversion Rate') shall initially be one
(1) share of Common Stock with respect to each share of Series E Preferred. Such initial Series E Conversion Rate with respect to the Series E Preferred shall be subject to adjustment as set forth in Section 3(c) hereof.

                  "(ii) AUTOMATIC CONVERSION. Each share of the Series E Preferred shall automatically be converted into shares of Common Stock at the Series E Conversion Rate at the time in effect for such Series E Preferred immediately upon the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that results in aggregate cash proceeds (before underwriters' commissions and offering expenses) to the Corporation of $5,000,000 or more.

                  "(iii) PROCEDURES FOR AUTOMATIC CONVERSION. Upon the occurrence of an event specified in Section 3(a)(ii) hereof, the outstanding shares of the Series E Preferred to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series E Preferred being converted are delivered to either the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series E Preferred, the holders of such Series E Preferred shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series E Preferred surrendered were convertible on the date on which such automatic conversion occurred.

         "(b) MECHANICS OF OPTIONAL CONVERSION. Before any holder of Series E Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a)(i), he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series E Preferred and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series E Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series E Preferred to be converted, and the person or person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering the Series E Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series E Preferred shall not be deemed to have converted such Series E Preferred until immediately prior to the closing of such sale of securities.

         "(c)     CONVERSION RATE ADJUSTMENTS OF SERIES E PREFERRED.  The
Series E Conversion Rate shall be subject to adjustment from time to time as follows:

                  "(i)     STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.
In case after the date hereof the Corporation shall

                           "(A)     take a record of the holders of its
Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

                           "(B)     subdivide its outstanding shares of
Common Stock into a larger number of shares of Common Stock, or

                           "(C)     combine its outstanding shares of Common
Stock into a smaller number of shares of Common Stock,

then the per share Series E Conversion Rate shall be adjusted to that rate determined by multiplying the per share Series E Conversion Rate in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Corporation immediately after such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Corporation immediately prior to such event. In the event that the dividend or distribution referenced in subsection 3(c)(i)(A) is lawfully abandoned the Series E Conversion Rate shall be appropriately readjusted.

                  "(ii) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case after the date hereof the Corporation shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration that is either
(a) less than the Current Market Price, or (b) less than the Conversion Price, then the Series E Conversion Rate in effect immediately prior to such event shall be adjusted upon each such issuance in accordance with the following formula:

                           "(A)     If issued for a consideration per share
less than the Current Market Price per share of Common Stock:


                          C'= C X    O + N
                                    -----------
                                     O + N(P)
                                         ----
                                          M
where:

         C' = the adjusted Series E Conversion Rate.
         C  = the current Series E Conversion Rate.
         O  = the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock. N = the number of Additional Shares of Common Stock to be issued.
         P  = the price per share of the Additional Shares of Common Stock.
         M  = the Current Market Price per share of Common Stock.

For the purposes of this Section 3(c)(ii), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of
(a) the date on which the consideration per share to be received pursuant to the terms of a firm contract entered into by the Corporation for the issuance of Additional Shares of Common Stock becomes determinable, or (b) the date of actual issuance of such Additional Shares of Common Stock.

                           "(B)     If issued for a consideration per share
less than the Conversion Price:


                                  C'=C X     O + N
                                           ------------
                                             O + N(P)
                                                ------
                                                  P'



where:

         C' = the adjusted Series E Conversion Rate.
         C  = the current Series E Conversion Rate.
         O  = the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock. N = the number of Additional Shares of Common Stock to be issued.
         P  = the price per share of the Additional Shares of Common Stock.
         P' = the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock.

If such Additional Shares of Common Stock shall be issued at a price per share less than both the Conversion Price and the Current Market Price per share of Common Stock, the Series E Conversion Rate shall be adjusted in that manner which will result in the greatest increase of the Series E Conversion Rate.

         "For purposes of this Section 3(c)(ii), the number of shares of Common Stock outstanding shall be deemed to include the maximum number of Additional Shares of Common

Stock issuable pursuant to all outstanding warrants or other rights or necessary to effect the conversion or exchange of all such outstanding Convertible Securities of the Corporation. All such warrants, other rights or Convertible Securities shall be deemed to have been issued as of the earlier of (x) the date on which the Corporation shall enter a firm contract or commitment for the issuance of such warrants, other rights or Convertible Securities or (y) the date of actual issuance of such warrants, other rights or Convertible Securities.

         "The provisions of this Section 3(c)(ii) shall not apply to any Additional Shares of Common Stock that are (a) issued pursuant to a written consent of a majority of the holders of the Series E Preferred to the effect that such shares shall not be subject to the antidilution provisions of Section 3(c)(ii), or (b) distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided under Section 3(c)(i) above. No adjustment of the per share Series E Conversion Rate shall be made under this
Section 3(c)(ii) upon the issuance of any Additional Shares of Common Stock that are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 3(c)(iii).

                  "(iii) ISSUANCE OF WARRANTS, OTHER RIGHTS OR CONVERTIBLE SECURITIES. In case the Corporation shall issue any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or issue Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price or less than the Conversion Price, then the per share Series E Conversion Rate shall be adjusted in accordance with the following formula:

                           "(A)     If issuable for a consideration per share
less than the Current Market Price per share of Common Stock:



                                      C'= C X  O + N
                                              ------------
                                               O + N(P)
                                                   ----
                                                    M




where:

         C' = the adjusted Series E Conversion Rate.
         C  = the current Series E Conversion Rate.
         O = the number of shares of Common Stock outstanding immediately prior to the issuance of such warrants, other rights or Convertible Securities.

         N = the maximum number of Additional Shares of Common Stock issuable pursuant to such warrants or other rights or pursuant to the terms of the Convertible Securities then being issued.
         P  = the offering price per share of the Additional Shares of Common
              Stock (which shall be deemed to be the minimum consideration per share received or receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities).
         M = the Current Market Price per share of Common Stock.

                           "(B)     If Issuable for a consideration per share
less than the Ccnversion Price then in effect:



                          C'= C X     O + N
                                     ---------
                                      O + N(P)
                                          ----
                                           P

where:

         C' = the adjusted Series E Conversion Rate.
         C  = the current Series E Conversion Rate.
         O = the number of shares of Common Stock outstanding immediately prior to the issuance of such warrants, other rights or Convertible Securities.
         N = the number of Additional Shares of Common Stock issuable pursuant to such warrants or other rights or pursuant to the terms of the Convertible Securities then being issued.
         P  = the offering price per share of the Additional Shares of Common
              Stock (which shall be deemed to be the minimum consideration per share received or receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities).
         P' = the Conversion Price in effect immediately prior to the issuance of such warrants, other rights or Convertible Securities.

         "For purposes of this Section 3(c)(iii), the number of shares of Common Stock outstanding shall be deemed to include the maximum number of Additional Shares of Common Stock issuable pursuant to all outstanding warrants or other rights or necessary to effect the conversion or exchange of all such outstanding Convertible Securities of the Corporation. All such warrants, other rights or Convertible Securities shall be deemed to have been issued as of, and the date as of which the Current Market Price per share of Common Stock shall be computed shall be, the earlier of (x) the date on which the Corporation shall enter a firm contract or commitment for the issuance of such warrants, other rights or Convertible Securities or (y) the date of actual issuance of such warrants, other rights or Convertible Securities.

         "No adjustment of the per share Series E Conversion Rate shall be made under this Section 3(c)(iii) upon the issuance of any Convertible Securities that are issued (a) pursuant to a written consent of a majority of the holders of the Series E Preferred to the effect that such shares shall not be subject to the antidilution provisions of Section 3(c)(iii), or (b) pursuant to the exercise of any warrants or other subscription or purchase rights therefor if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to said paragraph.

                  "(iv) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments to the Series E Conversion Rate hereinbefore provided in this
Section 3(c):

                           "(A)     COMPUTATION OF CONSIDERATION.  To the
extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting thereof or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights, plus the additional consideration payable to the Corporation upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                           "(B)     READJUSTMENT OF SERIES E CONVERSION RATE.
Upon expiration of the right of conversion or exchange of any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon any increase in the minimum consideration receivable by the Corporation for the issuance of Additional Shares of Common Stock pursuant to such

Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the Series E Conversion Rate shall forthwith be readjusted and thereafter be the rate that it would have been (but reflecting any other adjustments in the Series E Conversion Rate made pursuant to the provisions of this Section 3(c) after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the Series E Conversion Rate made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued or the number thereof issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received or such increased minimum consideration receivable by the Corporation (computed as in Section 3(c)(iv)(A)) shall be deemed to have been received by the Corporation.

                  "(v) EXTRAORDINARY DIVIDENDS. In case the Corporation shall declare, to the extent permitted by Section 4 hereof, a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 3(c)(i) or a dividend payable in warrants, rights or Convertible Securities referred to in Section 3(c)(iii)) payable otherwise than out of earnings or surplus (other than revaluation surplus or paid-in surplus), the Corporation shall simultaneously declare a dividend, in cash, upon the Series E Preferred equal to, in the case of a cash dividend, the amount of the per share dividend declared upon the Common Stock times the Series E Conversion Rate then in effect and, in the case of a dividend payable other than in cash, the fair value of such dividend declared upon the Common Stock as determined by the Board of Directors of the Corporation. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earnings or surplus (other than revaluation surplus or paid-in surplus) only to the extent that such surplus or earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Corporation.

                  "(vi) MINIMUM ADJUSTMENT. Except as hereinafter provided, no adjustment of the Series E Conversion Rate hereunder shall be made if such adjustment results in a change of the Series E Conversion Rate then in effect of less than 1 percent thereof. Any adjustment of less than 1 percent of any Series E Conversion Rate shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, together with adjustment or adjustments so carried forward, amounts to 1 percent of the Series E Conversion Rate then in effect or more. However, upon the conversion of any share of the Series E Preferred, the Corporation shall make all necessary adjustments not theretofore made to the Series E Conversion Rate up to and including the date upon which the conversion is exercised.

                  "(vii) NOTICE OF ADJUSTMENTS. Whenever the Series E Conversion Rate shall be adjusted pursuant to this Section 3(c), the Corporation shall promptly make a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the adjusted Series E Conversion Rate, and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder) and shall promptly cause copies of such certificate to be mailed (by first-class mail postage prepaid) to each of the holders of the Series E Preferred.



         "(d) MERGERS, CONSOLIDATIONS, SALES. In the case of any consolidation or merger of the Corporation with another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Corporation (except a split-up or combination, provision for which is made in Section 3(c)(i) hereof), then, as a condition of such consolidation, merger, reorganization or reclassification, lawful and adequate provision shall be made whereby the holders of the Series E Preferred shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series E Preferred to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Series E Conversion Rate) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of such Series E Preferred.

         "(e) DISSOLUTION OR LIQUIDATION. In the event of any proposed distribution of the assets of the Corporation in dissolution or liquidation (except under circumstances when the foregoing Section 3(d) shall be applicable), the Corporation shall mail notice thereof to the holders of the Series E Preferred and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice, and in any such case, the holders of the Series E Preferred may exercise the conversion rights with respect to the Series E Preferred within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

         "(f) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred against impairment.

         "(g) FULLY PAID STOCK; TAXES. The shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Corporation shall pay when due and payable any and all federal and state taxes (other than income taxes) that may be payable in respect of the Series E Preferred or any Common Stock or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder of the Series E Preferred converted, and any such tax shall be paid by such holder at the time of presentation.

         "(h) CLOSING OF TRANSFER BOOKS. The right to convert any of the Series E Preferred shall not be suspended during any period while the stock transfer books of the Corporation for its Common Stock may be closed. The Corporation shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Corporation may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereafter as soon as practicable thereafter.

         "(i) RESERVATION OF COMMON STOCK. The Corporation will at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the conversion of the Series E Preferred as herein provided for, as shall then be issuable upon the conversion of all outstanding shares of Series E Preferred, and such shares of Common Stock shall at no time have a par value that is in excess of the Conversion Price then in effect.

         "(j)     DEFINITIONS.  In addition to the terms defined elsewhere in this Section 3, the following terms have the following respective meanings:

                  "The term 'Additional Shares of Common Stock' shall mean all shares of Common Stock issued by the Corporation on and after May 1, 1988, except:

                  "(i) Common Stock issued upon conversion of the Series A Preferred, Series B Preferred, Series D Preferred or Series E Preferred or on conversion of stock that is excluded from the definition of 'Additional Shares of Common Stock';"

                  "(ii) Shares to be issued on exercise of warrants to purchase 18,000 shares of Series A Preferred issued to partners of Lease for Lattice Partners;"

                  "(iii) Up to 35,380 shares of Preferred Stock to be issued to VLSI Technology, Inc."

                  "(iv) Shares of Preferred Stock to be issued to National Semiconductor Corp. pursuant to its 1987 agreement with the Corporation;"

                  "(v) Options to purchase 500,000 shares of Common Stock and the shares of common stock issued on exercise thereof pursuant to an employee stock option plan approved by the Board of Directors of the Corporation;"

                  "(vi) All shares of Common Stock, Series A Preferred and Series B Preferred issued to creditors who have claims against the Corporation under the Plan in satisfaction or settlement of such claims;"

                  "The term 'Conversion Price' shall mean the price equal to $4 divided by the Series E Conversion Rate in effect at the date of determination thereof.

                  "The term 'Convertible Securities' shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                  "The term 'Current Market Price' per share of Common Stock for the purposes of any provision of this Section 3 at the date of determination thereof, shall be deemed to be an amount equal to 95 percent of the average of the daily market prices for the period of 10 consecutive business days ending 5 business days prior to the date of issuance of warrants or other rights or Convertible Securities referred to in said
Section 3(c)(iii). The market price for each such business day shall be the last sale price on such day on the New York Stock Exchange, or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation system, or, if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Corporation or, if there is no such system, as determined by resolution of the Board of Directors of the Corporation in good faith, provided that if such valuation by the Board of Directors is contested by a majority of the holders of the Series E Preferred within 20 days after receipt of written notice of the adoption of such resolution, then as determined by any member of the National Association of Securities Dealers, Inc. selected by the Corporation.

"SECTION 4. RESTRICTIONS ON CORPORATE ACTION. So long as any shares of the Series E Preferred shall be outstanding and, in addition to any other approvals or consents required by law, without the consent of the holders of at least two-thirds of the shares of Series E Preferred at the time outstanding as of a record date fixed by the Board of Directors, given either by their affirmative vote at a special meeting called for that purpose or, if permitted by law, in writing, without a meeting, the Corporation shall not:

         "(a) Notwithstanding anything in Section 3 to the contrary declare or pay a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 3(c)(i) or dividend payable in warrants, rights or Convertible Securities referred to in Section 3(c)(iii)) payable otherwise than out of earnings or surplus (other than revaluation surplus or paid-surplus); or

         "(b) Alter or change the specific rights, preferences, or privileges of its Preferred Stock so as to have an adverse effect on the Series E Preferred; or

         "(c) Increase the authorized number of shares of its Preferred Stock;
or

         "(d) Create any new class or series of shares having preferences over the Series E Preferred as to dividend, liquidation, redemption, sinking fund, or assets, including, without limitation, any class or series of stock that:

                  "(i) Could be redeemed in whole or in part at a price per share greater than the sum of twice the consideration per share received by the Corporation therefor plus any accrued and unpaid dividends thereon or would be entitled to payment of any redemption price prior to the holders of the Series E Preferred;

                  "(ii) Would be entitled upon liquidation to receive any amount per share in excess of the sum of the consideration per share received by the corporation therefor plus any accrued and unpaid dividends thereon or would be entitled to receive any liquidating distribution prior to the holders of the Series E Preferred;

                  "(iii) Would be entitled to payment of any dividend or distribution prior to the holders of the Series E Preferred or would be entitled to any dividend or distribution other than the right to receive a dividend or distribution at the same time as any dividend or distribution is paid with respect to the Series E Preferred or Common Stock and in an amount that is not greater than the equivalent dividend or distribution paid with respect to the Series E Preferred, such equivalence to be determined (A) if said class or series of stock is convertible into Common Stock, based upon a rate per share calculated using the respective number of shares of Common Stock into which a share of said series or class of stock and a share of Series E Preferred may be converted or (B) if said class or series of stock is not so convertible, based upon the rate of such dividend or distribution as a percentage of the consideration received by the Corporation for said series or class of stock and the Series E Preferred, respectively; or

                  "(iv) Would be convertible into or exchangeable for or carry any option or right to acquire a class or series of stock described in clause
(i), (ii) or (iii) above; or

         "(e) Merge or consolidate with or into any other corporation, except into or with a wholly owned subsidiary corporation with the requisite shareholder approval and except any merger or consolidation in which the corporation is a surviving corporation and the rights, preferences, privileges and restrictions of the Series E Preferred remain unchanged; or

         "(f) Sell, convey, or otherwise dispose of all or substantially all of the property or business of the Corporation; or

         "(g) Declare, pay or obligate itself to pay any dividend or make any other distributions (including payments upon redemption or repurchase) relative to any shares of its Common Stock or any other class or series of its capital stock other than the Series D Preferred or the Series E Preferred except as permitted under Section 1 above.

"SECTION 5. VOTING RIGHTS. The Corporation shall not issue any share of any class of nonvoting equity securities. The holders of Series E Preferred shall be entitled to notice of any stockholders meeting and to vote upon the election of directors or upon any matter submitted to a stockholder for a vote. Each holder of Series E Preferred issued and outstanding shall have that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series E Preferred could be converted and shall vote as one class with holders of the Common Stock upon any matter submitted to a vote of stockholders except as otherwise required by law."

         In Witness Whereof, we, C. Norman Winningstad, Chairman and Chief Executive Officer, and Raymond P. Capece, Secretary of Lattice Semiconductor Corporation, have signed this certificate and caused the corporate seal of said corporation to be hereunto affixed this 3rd day of June, 1988.


                                          /s/ C. Norman Winningstad
                                          -------------------------
                                          C. Norman Winningstad
                                          Chairman and Chief Executive Officer




Attest: /s/ Raymond C. Capece
        ---------------------
         Raymond C. Capece, Secretary

                           CERTIFICATE OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                        LATTICE SEMICONDUCTOR CORPORATION



         Lattice Semiconductor Corporation, a Delaware corporation, certifies that the following amendments to the Certificate of Incorporation of the corporation have been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

         A. New Article VII is added to the Certificate of Incorporation to read as follows:

                                   ARTICLE VII

                  1. NUMBER AND TENURE OF DIRECTORS. The number of directors of the corporation shall be as set forth in the bylaws. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class ("Class I") to expire at the 1990 annual meeting of shareholders, the term of office of the second class ("Class II") to expire at the 1991 annual meeting of shareholders and the term of office of the third class ("Class III") to expire at the 1992 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected to serve three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes so as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  2. This Article VII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than 66 2/3 percent of the shares then entitled to vote at an election of directors.

         B. New Article VIII is added to the Certificate of Incorporation to read as follows:

                                  ARTICLE VIII

                  1. Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of the corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) with any Substantial Shareholder (as hereinafter defined) or any Business Combination in which a Substantial Shareholder has an interest (except proportionately as a shareholder of the corporation); provided, however, that the 66 2/3 percent voting requirement shall not be applicable if either:

                           (i) The "Continuing Directors" (as hereinafter
                  defined) of the corporation by at least a two-thirds vote (a) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Substantial Shareholder to become a Substantial Shareholder, or (b) have expressly approved such Business Combination; or

                           (ii) The cash or fair market value (as determined by
                  at least a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the corporation (other than the Substantial Shareholder) in the Business Combination is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as those terms are hereinafter defined) paid by the Substantial Shareholder involved in the Business Combination in acquiring any of its holdings of the corporation's Voting Stock acquired in the last two years.

         2.       For purposes of this Article VIII:

                           (i) The Term "Business Combination" shall include,
                  without limitation, (a) any merger, exchange or consolidation of the corporation, or any entity controlled by or under common control with the corporation, with or into any Substantial Shareholder, or any entity controlled by or under common control with such Substantial Shareholder, (b) any merger, exchange or consolidation of a Substantial Shareholder, or any entity controlled by or under common control with such Substantial Shareholder, with or into the corporation or any entity controlled by or under common control with the corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the property and assets of the corporation, or any entity controlled by or under common control with the corporation, to a Substantial Shareholder, or any entity controlled by or under common control with such Substantial Shareholder, (d) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Substantial

                  Shareholder or any entity controlled by or under common control with such Substantial Shareholder, by the corporation, or any entity controlled by or under common control with the corporation, (e) any recapitalization of the corporation that would have the effect of increasing the voting power of a Substantial Shareholder, (f) the issuance, sale, exchange or other disposition of any securities of the corporation, or of any entity controlled by or under common control with the corporation, by the corporation or by any entity controlled by or under common control with the corporation, (g) any liquidation, spinoff, splitoff, split-up or dissolution of the corporation, and
                  (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                           (ii) The term "Substantial Shareholder" shall mean
                  and include (a) any "Person" (as that term is defined in Section 2(2) of the Securities Act of 1933, as in effect on October 20, 1989) which, together with its "Affiliates" (as hereinafter defined) and "Associates" (as hereinafter defined), "Beneficially Owns" (as defined in Rule 13d-3 of the General Rules and Regulations, under the Securities Exchange Act of 1934 as in effect at October 20, 1989) in the aggregate 15 percent or more of the outstanding Voting Stock of the corporation, and (b) any Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such Person. Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of Voting Stock of the Corporation shall be deemed a "Person."

                           (iii) Without limitation, any share of Voting Stock
                  of the corporation that any Substantial Shareholder has the right to acquire at any time, notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by such Substantial Shareholder and to be outstanding for the purposes of clause
                  (ii) above.

                           (iv) For the purposes of subparagraph (ii) of
                  paragraph 1 of this Article VIII, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the corporation retained by its existing shareholders, other than any Substantial Shareholder or other Person who is a party to such Business Combination, in the event of a Business Combination in which the corporation is the survivor.

                           (v) The term "Voting Stock" shall mean all of the
                  outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered as one class, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                           (vi) The term "Continuing Director" shall mean a
                  director of the corporation who served as a director on October 20, 1989 or who was a member of the board of directors of the corporation immediately prior to the time that the Substantial Shareholder involved in a Business Combination became a Substantial Shareholder.

                           (vii) A Substantial Shareholder shall be deemed to
                  have acquired a share of the Voting Stock of the corporation at the time when such Substantial Shareholder became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Substantial Shareholder under the foregoing definition of Substantial Shareholder, if the price paid by such substantial shareholder for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (b) the market price of the shares in question at the time when such Substantial Shareholder became the Beneficial Owner thereof.

                           (viii) The terms "Highest Per Share Price" and
                  "Highest Equivalent Price" as used in this Article VIII shall mean the following: If there is only one class of capital stock of the corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Substantial Shareholder involved in the Business Combination for any share or shares of that class of capital stock. If there is more than one class of capital stock of the corporation issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of capital stock of the corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid at any time by the Substantial Shareholder for any share or shares of any class or series of capital stock of the Corporation. The Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by a Substantial Shareholder with respect to the shares of capital stock of the corporation acquired by such Substantial Shareholder. In the case of any Business Combination with a Substantial Shareholder, the Continuing Directors shall determine the Highest Per Share Price or the Highest Equivalent Price for each class and series of the capital stock of the corporation. The Highest Per share Price and Highest Equivalent Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of capital stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which the Substantial Shareholder paid the Highest Per Share Price or Highest Equivalent Price and the effective date of the merger or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from the sale of all or substantially all of the assets of the corporation.

                           (ix) The term "Substantial Part" shall mean 15
                  percent or more of the fair market value of the total assets of the Person in question, as reflected on the most recent balance sheet of such Person existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Combination involving the assets constituting any such Substantial Part.

                           (x) The term "Affiliate," used to indicate a
                  relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                           (xi) The term "Associate," used to indicate a
                  relationship with a specified Person, shall mean (a) any entity of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity,
                  (c) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the corporation or any of its subsidiaries, and (d) any Person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the corporation or any entity controlled by or under common control with the corporation).

                  3. For the purposes of this Article VIII, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock that any Person Beneficially Owns,
         (ii) whether a Person is an Affiliate or Associate of another, (ii) whether a Person has an agreement, contract, arrangement or understanding with another as to the matters referred to in subparagraph (2)(1)(h) or (2)(iii) hereof, (iv) whether any Business Combination is one in which a Substantial Shareholder has an interest (except proportionately as a shareholder of the corporation), and (vi) such other matters with respect to which a determination is required under this Article VIII.

                  4. The provisions set forth in this Article VIII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than a majority of the outstanding shares of Voting Stock (as defined in this Article VIII) of the corporation at a meeting of the shareholders duly called for the consideration of such amendment, alteration, change or repeal; provided, however, that if there is a Substantial Shareholder who is not a Continuing Director, such action must also be approved by the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding shares of Voting Stock.

                  IN WITNESS WHEREOF, Lattice Semiconductor Corporation has caused this certificate to be signed by its President and attested to by its Secretary on October 25, 1989.

                                           LATTICE SEMICONDUCTOR CORPORATION

                                           By /s/ Cyrus Tsui
                                              -----------------
                                                  Cyrus Tsui, President

ATTEST:

By /s/ Jan Johannessen
   -------------------
Jan Johannessen, Secretary

                                   CERTIFICATE

                      OF LATTICE SEMICONDUCTOR CORPORATION

                        ELIMINATING MATTERS SET FORTH IN
                           CERTIFICATES OF DESIGNATION
                                 WITH RESPECT TO
                    SERIES A, SERIES B, SERIES D AND SERIES E

                             ----------------------

                   PURSUANT TO SECTION 151 (g) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

         We, Cyrus Y. Tsui, President and Chief Executive Officer, and Jan Johannessen, Secretary of Lattice Semiconductor Corporation, a corporation organized and existing under the laws of the state of Delaware (the "Company"), do hereby certify under the seal of said corporation, as follows:

         On November 20, 1989 the Board of Directors of the Company approved the following resolutions relating to shares of preferred stock of the corporation authorized under previously filed Certificates of Designation for Series A, Series B, Series D and Series E Preferred Stock:

                  WHEREAS, under the terms of the Company's Certificate of Incorporation, all of the Company's issued and outstanding shares of Series A, Series B, Series D and Series E Preferred Stock were automatically converted to Common Stock upon the closing of the Company's initial public offering on November 16, 1989, and no shares of Preferred Stock of any class or series remain outstanding; and

                  WHEREAS, the Company will not issue any shares of its Preferred Stock subject to the Certificates of Designation previously filed with respect to the Series A, Series B, Series D or Series E Preferred Stock (or the provisions of such previously filed Certificates of Designation that have been incorporated into the Company's Restated Certificate of Incorporation); it is hereby

         RESOLVED, that the officers of the Company are hereby authorized and directed to execute and file in the Company's name and on its behalf with the Delaware Secretary of State a certificate setting forth the statements in this and the two preceding paragraphs for the purpose of eliminating from the Company's Certificate of Incorporation all matters with respect to the Series A, Series B, Series D or Series E Preferred Stock and restoring such stock to the status of authorized and unissued shares without serial designation.

                  IN WITNESS WHEREOF, we, Cyrus Y. Tsui, President and Chief Executive Officer, and Jan Johannessen, Secretary of Lattice Semiconductor Corporation, have signed this Certificate and caused the corporate of seal of said corporation to be hereunto affixed this 15th day of February, 1990.


                                              /s/ Cyrus Y. Tsui
                                              -----------------
                                              Cyrus Y. Tsui, President and
                                              Chief Executive Officer



Attest: /s/ Jan Johannessen
        -------------------
        Jan Johannessen, Secretary

                                    EXHIBIT A

                CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
                                AND PRIVILEGES OF

                     SERIES A PARTICIPATING PREFERRED STOCK

                                       OF

                        LATTICE SEMICONDUCTOR CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         We, Cyrus Y. Tsui and Jan Johannessen, the President and the Secretary, respectively, of Lattice Semiconductor Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on September 11, 1991 adopted the following resolution creating a series of 100,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

         "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Restated Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $0.01 par value, of the Corporation, to be designated "Series A Participating Preferred Stock", initially consisting of 100,000 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Participating Preferred Stock are not stated and expressed in the Restated Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Restated Certificate of Incorporation shall be deemed to have the meanings provided therein):

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Participating Preferred Stock", par value $0.01 per share, and the number of shares constituting such series shall be 100,000.

         Section 2. DIVIDENDS AND DISTRIBUTIONS.

                  (A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating

Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of September, December, March and June in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after September 11, 1991 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action.

         Section 4. CERTAIN RESTRICTIONS.

                  (A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 2 hereof.

                  (B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                           (i)  declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

                           (ii) declare or pay dividends on, make any other
distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the

Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

                           (iv) purchase or otherwise acquire for
consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6.   LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series A Participating Preferred Stock, available to permit payment in full of the $1,000 per share amount, the amount required to be paid under this Section 6(A)(1) shall, subject to Section 6(B) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the "Series A Liquidation Preference"). In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series A Participating Preferred Stock shall not be redeemable.

         Section 9. RANKING. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

         Section 11. FRACTIONAL SHARES. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock."

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 11th day of September, 1991.


                                /s/ Cyrus Y. Tsui
                                -----------------
                                Cyrus Y. Tsui, President





ATTEST:

/s/ Jan Johannessen
-------------------
Jan Johannessen, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        LATTICE SEMICONDUCTOR CORPORATION
                             A Delaware Corporation

         Lattice Semiconductor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That at a regular meeting of the Board of Directors of this Corporation, resolutions were duly adopted (in accordance with Section 242 of the General Corporation Law of the State of Delaware) setting forth the proposed amendment to the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable, and calling for the approval by the stockholders of this Corporation upon consideration thereof. The resolutions setting forth the proposed amendment are as follows:

         RESOLVED: That the first paragraph of Article IV of the Certificate of Incorporation of the Company be amended in its entirety to read as follows:

                                   "ARTICLE IV
                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, par value One Cent ($0.01) each, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value One Cent ($0.01) each ("Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, par value One Cent ($0.01) each ("Preferred Stock")."

         SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the Board directed that the amendment be considered at the next annual meeting of the stockholders of this Corporation, and at such meeting, the holders of the necessary number of shares as required by statute voted in favor of said amendment.

         THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Lattice Semiconductor Corporation has duly caused this Certificate of Amendment of Certificate of Incorporation to be signed by Cyrus Y. Tsui, its Chairman, Chief Executive Officer and President, and attested to by Frances J. Dishman, its Assistant Secretary, this 8th day of September, 1993.


                                        LATTICE SEMICONDUCTOR CORPORATION
                                        A Delaware Corporation
                                        By: /s/ Cyrus Y. Tsui
                                            -----------------
                                                Cyrus Y. Tsui,
                                                Chairman, Chief Executive
                                                Officer and President



ATTEST:

By: /s/ Frances J. Dishman
    ----------------------
        Frances J. Dishman,
        Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        LATTICE SEMICONDUCTOR CORPORATION
                             A Delaware Corporation

         Lattice Semiconductor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That at a regular meeting of the Board of Directors of this Corporation, resolutions were duly adopted (in accordance with Section 242 of the General Corporation Law of the State of Delaware) setting forth the proposed amendment to the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable, and calling for the approval by the stockholders of this Corporation upon consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED: That the first paragraph of Article IV of the Certificate of Incorporation of the Company be amended in its entirety to read as follows:

                                   "ARTICLE IV
                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Ten Million (310,000,000) shares, par value One Cent ($0.01) each, consisting of Three Hundred Million (300,000,000) shares of Common Stock, par value One Cent ($0.01) each ("Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, par value One Cent ($0.01) each ("Preferred Stock")."

         SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the Board directed that the amendment be considered at the next annual meeting of the stockholders of this Corporation, and at such meeting, the holders of the necessary number of shares as required by statute voted in favor of said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Lattice Semiconductor Corporation has duly caused this Certificate of Amendment of Certificate of Incorporation to be signed by Stephen A. Skaggs, its Secretary, Senior Vice President and Chief Financial Officer, this 23rd day of June, 2000.

                                        LATTICE SEMICONDUCTOR CORPORATION
                                        A Delaware Corporation

                                        By: /s/ Stephen A. Skaggs
                                            ---------------------
                                                Stephen A. Skaggs
                                                Secretary, Senior Vice President
                                                  and Chief Financial Officer
                                                  and President